Filed Pursuant to Rule 424(b)(3)

Registration No. 333-232144

Product Supplement No. STOCK STEPS-1
(To Prospectus dated August 1, 2019

and Series A Prospectus Supplement dated August 1, 2019)

August 1, 2019

STEP Income Securities® Linked to a Single Equity Security

•	The STEP Income Securities® (the “notes”) are unsecured and unsubordinated obligations issued by Barclays Bank PLC. All payments due on the notes, including any repayment of principal, will be subject to the credit risk of Barclays Bank PLC and to the exercise of any U.K. Bail-in Power (as defined below) by any relevant U.K. resolution authority (as described in the accompanying prospectus supplement).

•	The notes do not guarantee the return of principal at maturity. Instead, the return on the notes will be based on the performance of an underlying “Market Measure,” which will be either the common equity securities or American Depositary Receipts (“ADRs”) of a company other than us, the agents and our respective affiliates (the “Underlying Stock”).

•	The notes pay a fixed interest rate over their term and provide an opportunity to earn an additional fixed payment at maturity (the “Step Payment”). However, your payment at maturity will be exposed to any negative performance of the Underlying Stock below the Threshold Value (as defined below) on a 1-to-1 basis.

•	If the value of the Underlying Stock increases from its Starting Value to its Ending Value (each as defined below) that is greater than or equal to a specified “Step Level,” the cash payment per unit at maturity (the “Redemption Amount”) will equal the principal amount plus the Step Payment. Your maximum return on the notes will equal the interest payments plus the Step Payment, if any.

•	If the Ending Value is less than the Step Level, but greater than or equal to the Threshold Value, you will receive your principal amount at maturity. However, if the Ending Value is less than the Threshold Value, you will be subject to 1-to-1 downside exposure to the decrease of the Underlying Stock below the Threshold Value. In such a case, you may lose all or a significant portion of the principal amount of your notes.

•	This product supplement describes the general terms of the notes, the risk factors to consider before investing, the general manner in which they may be offered and sold, and other relevant information.

•	For each offering of the notes, we will provide you with a pricing supplement (which we refer to as a “term sheet”) that will describe the specific terms of that offering, including the specific Underlying Stock, the Threshold Value, the Step Level, the Step Payment, the interest rate, the interest payment dates, and certain risk factors. The applicable term sheet will identify, if applicable, any additions or changes to the terms specified in this product supplement.

•	The notes will be issued in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The applicable term sheet may also set forth a minimum number of units that you must purchase.

•	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

•	BofA Securities, Inc. (“BofAS”) and one or more of its affiliates may act as our agents to offer the notes and will act in a principal capacity in such role.

The notes are our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC. The notes are not covered by the U.K. Financial Services Compensation Scheme or insured or guaranteed by the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page PS-7 of this product supplement and page S-7 of the accompanying prospectus supplement. You may lose all or a significant portion of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch

_______________

“STEP Income Securities®” and “STEPS” are registered service marks of Bank of America Corporation, the parent corporation of BofAS.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and the prospectus, as well as the applicable term sheet. None of us, BofAS or its affiliates has authorized any other person to provide you with any information other than that contained or incorporated by reference in this product supplement, the accompanying prospectus supplement or prospectus or in the applicable term sheet. We, BofAS and its affiliates take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Key Terms:

General:

The notes are unsecured and unsubordinated obligations of Barclays Bank PLC, and are not covered by the U.K. Financial Services Compensation Scheme or insured or guaranteed by the FDIC or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. They rank pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law. Any payments due on the notes, including any repayment of principal, are subject to our credit risk and to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority (as described in the accompanying prospectus supplement).

Each issue of the notes will mature on the date set forth in the applicable term sheet. We cannot redeem the notes at any earlier date, except under the limited circumstances as set forth in the section “Description of the Notes—Anti-Dilution Adjustments—Reorganization Events.” We will make periodic interest payments on the notes at the fixed rate specified in the applicable term sheet.

Interest Rate:	The interest rate will be specified in the applicable term sheet.
Underlying Stock:

The common equity securities of a company other than us, the agents and our respective affiliates (the “Underlying Company”) represented either by a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by ADRs registered under the Exchange Act, which will be set forth in the applicable term sheet.

Underlying Stock Performance:

The performance of the Underlying Stock will be measured according to the percentage change of the Underlying Stock from its Starting Value to its Ending Value.

Unless otherwise specified in the applicable term sheet:

The “Starting Value” will be the price of the Underlying Stock on the date when the notes are priced for initial sale to the public (the “pricing date”), determined as set forth in the applicable term sheet.

The “Threshold Value” will be a price of the Underlying Stock that equals a specified percentage (100% or less) of the Starting Value. The Threshold Value will be determined on the pricing date and set forth in the applicable term sheet. If the Threshold Value is equal to 100% of the Starting Value, you will be exposed to any decrease in the value of the Underlying Stock from the Starting Value to the Ending Value on a 1-to-1 basis, and you may lose all of your investment in the notes.

The “Ending Value” will equal the Closing Market Price (as defined below) of the Underlying Stock on the valuation date multiplied by the Price Multiplier (as defined below) on that day.

If a Market Disruption Event (as defined under “Description of the Notes— Market Disruption Events” below) occurs and is continuing on the scheduled valuation date, or if certain other events occur, the calculation agent will determine the Ending Value as set forth in the section “Description of the Notes—The Starting Value and the Ending Value—Ending Value.”
Price Multiplier:	Unless otherwise set forth in the applicable term sheet, the “Price Multiplier” for the Underlying Stock will be 1, and will be subject to adjustment for certain corporate events relating to the Underlying Stock described below under “Description of the Notes—Anti-Dilution Adjustments.”
Redemption Amount at Maturity:

At maturity, you will receive a Redemption Amount that will equal the principal amount plus the Step Payment if the Ending Value is greater than or equal to the Step Level. If the Ending Value is less than the Step Level, but is greater than or equal to the Threshold Value, then the Redemption Amount will equal the principal amount. If the Ending Value is less than the Threshold Value, you will be subject to 1-to-1 downside exposure to the decrease of the Underlying Stock below the Threshold Value, and you will receive a Redemption Amount that is less than the principal amount. If the Threshold Value is equal to 100% of the Starting Value, the Redemption Amount could be zero and you may lose all of your investment in the notes.

All payments due on the notes, including any repayment of principal, are subject to our credit risk as issuer of the notes and the risk of exercise of any U.K. Bail-in Power.

The Redemption Amount, denominated in U.S. dollars, will be calculated as follows:

Principal at Risk:	You may lose all or a significant portion of the principal amount of the notes. Further, if you sell your notes prior to maturity, you may find that the market value per note is less than the price that you paid for the notes.
Calculation Agents:	The calculation agents will make all determinations associated with the notes. Unless otherwise set forth in the applicable term sheet, we or one of our affiliates may act as the calculation agent, or we may appoint BofAS or one of its affiliates to act as the calculation agent for the notes. Alternatively, we (or one of our affiliates) and BofAS
(or one of its affiliates) may act as joint calculation agents for the notes. When we refer to a “calculation agent” in this product supplement or in any term sheet, we are referring to the applicable calculation agent or joint calculation agents, as the case may be. See the section entitled “Description of the Notes—Role of the Calculation Agent.”
Agents:	BofAS and one or more of its affiliates will act as our agents in connection with each offering of the notes and will receive an underwriting discount based on the number of units of the notes sold. None of the agents is your fiduciary or adviser solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the applicable term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase the notes.
Listing:	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.
U.K. Bail-in Power:	Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the notes, by acquiring the notes, each holder and beneficial owner of the notes, acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This product supplement relates only to the notes and does not relate to the Underlying Stock described in any term sheet. You should read carefully the entire prospectus, prospectus supplement, and this product supplement, together with the applicable term sheet, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet is inconsistent with this product supplement, that term sheet will supersede this product supplement. You should carefully review the applicable term sheet to understand the specific terms of your notes.

Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell the notes to anyone, and are not soliciting an offer to buy the notes from anyone, in any jurisdiction where the offer or sale is not permitted.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the prospectus supplement and prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to Barclays Bank PLC.

You are urged to consult with your own attorneys and business and tax advisers before making a decision to purchase any notes.

RISK FACTORS

Your investment in the notes is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the notes should be made only after carefully considering the risks, including those discussed below, together with the risk information contained in the prospectus supplement and in the applicable term sheet, in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the notes or investments in equity or equity-based securities in general.

General Risks Relating to the Notes

Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the notes at maturity. The return on the notes will be based on the performance of the Underlying Stock and, therefore, you may lose all or a significant portion of your investment if the value of the Underlying Stock decreases from the Starting Value to an Ending Value that is less than the Threshold Value. If the Threshold Value is equal to 100% of the Starting Value, the Redemption Amount could be as low as zero and you may lose all of the principal amount of your notes.

You will not receive a Step Payment at maturity unless the Ending Value of the Underlying Stock is greater than or equal to the Step Level on the valuation date. If the Ending Value of your notes is less than the Step Level on the valuation date, you will not receive a Step Payment on the maturity date. This will be the case even if the value of the Underlying Stock to which your notes are linked may be equal to or greater than the Step Level at certain points during the term of the notes.

Your return on the notes may be less than the yield on a conventional fixed or floating rate debt security of comparable maturity. Any return that you receive on the notes may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Your investment return over the principal amount is limited to the return represented by the periodic interest payments over the term of the notes and the Step Payment, if any, and may be less than a comparable investment directly in the Underlying Stock. Your return on the notes is based on the periodic interest payments over the term of the notes and on the performance of the Underlying Stock from the Starting Value to the Ending Value. However, your return on the notes will never exceed the sum of (i) the periodic interest payments over the term of the notes and (ii) the Step Payment, if any, at maturity, regardless of the extent to which the Ending Value exceeds the Step Level. In contrast, a direct investment in the Underlying Stock would allow you to receive the full benefit of any appreciation in the value of the Underlying Stock.

In addition, unless otherwise set forth in the applicable term sheet or in the event of an adjustment as described in this product supplement under “Description of the Notes—Anti-Dilution Adjustments,” the Ending Value will not reflect the value of dividends paid, or distributions made, on the Underlying Stock or any other rights associated with the Underlying Stock. Thus, any return on the notes will not reflect the return you would realize if you actually owned shares of the Underlying Stock.

Payments on the notes are subject to our credit risk, and any actual or perceived changes in our creditworthiness are expected to affect the value of the notes. The notes are our unsecured and unsubordinated obligations, and are not either directly or indirectly, an obligation of any third party. As a result, your receipt of the interest payments on the notes and the Redemption Amount at maturity is dependent upon our ability to repay our obligations on the applicable payment dates, regardless of whether the Underlying Stock increases from the Starting Value to the Ending Value. No assurance can be given as to what our financial condition will be on the maturity date. If we become unable to meet our financial obligations as they become due, you may not receive the amounts payable under the terms of the notes.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated decreases in our credit ratings or increases in the spread between the yield on our securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the value of the Underlying Stock, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

All payments on the notes are subject to the exercise of U.K. Bail-in Power by the relevant U.K. resolution authority. All payments on the notes are subject to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, any interest on, or any other amounts payable, on the notes, (ii) the conversion of all, or a portion, of the principal amount of, any interest on or any other amounts payable on, the notes into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder of the notes such shares, securities or obligations), and/or (iii) the amendment or alteration of the maturity of the notes, or amendment of the amount of any interest or any other amounts due on the notes, or the dates on which any interest or any other amounts become payable, including by suspending payment for a temporary period.

By acquiring the notes, you will acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. You are urged to consult the information and the risk factors related to the U.K. Bail-in Power set forth in the applicable term sheet and the accompanying prospectus supplement prior to investing in the notes.

Our estimated value of the notes is based on subjective assumptions which may not materialize and which may prove to be inaccurate. The estimated value of the notes, which will be set forth in the applicable term sheet, is based on our internal pricing models. Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. These variables and assumptions are not evaluated or verified on an independent basis and may prove to be inaccurate. Different pricing models and assumptions of different financial institutions could provide valuations for the notes that are different from our estimated value.

The estimated value is expected to be based on a number of variables, including volatility, interest rates and our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value set forth in the applicable term sheet may be lower if that estimated value was based on the levels at which our benchmark debt securities trade in the secondary market.

The estimated value of the notes is expected to be lower than their public offering price. This difference is expected as a result of certain factors, such as the inclusion in the public offering price of the underwriting discount, an expected hedging-related charge, the estimated profit, if any, that we or any of our affiliates expect to earn in connection with structuring the notes, and the estimated cost which we may incur in hedging our obligations under the notes. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for the notes and lower than the estimated value because the secondary market prices take into consideration the levels at which our debt securities trade in the secondary market but do not take into account such fees, charges and other amounts.

The estimated value of the notes will not be a prediction of the prices at which BofAS or its affiliates, or any of our affiliates or any other third parties, may be willing to purchase the notes from you in secondary market transactions. The price at which you may be able to sell your notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar size trades, and may be substantially less than our estimated value of the notes. Any sale prior to the maturity date could result in a substantial loss to you.

We cannot assure you that there will be a trading market for your notes. If a secondary market exists, we cannot predict how the notes will trade, or whether that market will be liquid or illiquid. The development of a trading market for the notes will depend on various factors, including our financial performance and changes in the value of the Underlying Stock. The number of potential buyers of your notes in any secondary market may be limited. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

We anticipate that one or more of the agents or their affiliates will act as a market-maker for the notes, but none of them is required to do so and may cease to do so at any time. Any price at which an agent or its affiliate may bid for, offer, purchase, or sell any notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or transactions may adversely affect the prices, if any, at which those notes might otherwise trade in the market. In addition, if at any time any entity were to cease acting as a market-maker for any issue of the notes, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the applicable term sheet, we will not list the notes on any securities exchange or quotation system. Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for their entire term. The listing of the notes on any securities exchange or quotation system will not necessarily ensure that a trading market will develop, and if a trading market does develop, that there will be liquidity in the trading market.

The Redemption Amount will not reflect changes in the value of the Underlying Stock other than on the valuation date. Changes in the value of the Underlying Stock during the term of the notes other than on the applicable valuation date will not be reflected in the calculation of the Redemption Amount. To calculate the Redemption Amount, the calculation agent will compare only the Ending Value to the Step Level and the Threshold Value. No other values of the Underlying Stock will be taken into account. As a result, even if the value of the Underlying Stock has increased at certain times during the term of the notes, you will receive a Redemption Amount that is less than the principal amount if the Ending Value is less than the Threshold Value.

If you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The notes are not designed to be short-term trading instruments. The limited protection against the risk of losses provided by the Threshold Value, if any, will only apply if you hold the notes to maturity. You have no right to have your notes redeemed prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them. At that time, there may be an illiquid market for the notes or no market at all. Even if you were able to sell the notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the effect of another factor. These factors may interact with each other in complex and unpredictable ways. The following paragraphs describe a specific factor’s expected impact on the market value of the notes, assuming all other conditions remain constant.

•	Value of the Underlying Stock. We anticipate that the market value of the notes prior to maturity generally will depend to a significant extent on the value of the Underlying Stock. In general, it is expected that the market value of the notes will decrease as the value of the Underlying Stock decreases, and increase as the value of the Underlying Stock increases (up to the Step Level). However, as the value of the Underlying Stock increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate. If you sell your notes when the value of the Underlying Stock is less than, or not sufficiently above, the applicable Starting Value, then you may receive less than the principal amount of your notes.

In addition, we do not expect that the notes will trade in any secondary market at a price that is greater than the sum of the principal amount, the value of any remaining interest payments and the applicable Step Payment.

•	Volatility of the Underlying Stock. Volatility is the term used to describe the size and frequency of market fluctuations. Increases or decreases in the volatility of the Underlying Stock may have an adverse impact on the market value of the notes. Even if the value of the Underlying Stock increases after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the anticipation that the value of the Underlying Stock will continue to fluctuate until the Ending Value is determined.

•	Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events and related uncertainties that affect stock markets generally, may adversely affect the value of the Underlying Stock and the market value of the notes. If the Underlying Stock is an ADR, the value of your notes may also be adversely affected by similar events in the markets of the relevant foreign country.

•	Interest Rates. We expect that changes in interest rates will affect the market value of the notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the notes. The level of interest rates also may affect the U.S. economy and any applicable market outside of the U.S., and, in turn, the value of the Underlying Stock, and, thus, the market value of the notes may be adversely affected. If the Underlying Stock is an ADR, the level of interest rates in the relevant foreign country may affect the economy of that foreign country and, in turn, the value of the ADR, and, thus, the market value of the notes may be adversely affected.

•	Dividend Yields. In general, if the cumulative dividend yield on the Underlying Stock increases, we anticipate that the market value of the notes will decrease.

•	Our Financial Condition and Creditworthiness. Our perceived creditworthiness, including any increases in our credit spreads and any actual or anticipated decreases in our credit ratings, may adversely affect the market value of the notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the notes. However, a decrease in our credit spreads or an improvement in our credit ratings will not necessarily increase the market value of the notes.

•	Time to Maturity. There may be a disparity between the market value of the notes prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium,” or “discount,” and reflects expectations concerning the value of the Underlying Stock prior to the maturity date. As the time to maturity decreases, this disparity will likely decrease, such that the market value of the notes will approach the expected Redemption Amount and the interest payment to be paid at maturity.

Trading and hedging activities by us, the agents and our respective affiliates may affect your return on the notes and their market value. We, the agents and our respective affiliates may buy or sell shares of the Underlying Stock, or futures or options contracts or exchange-traded instruments on the Underlying Stock, or other listed or over-the-counter derivative instruments linked to the Underlying Stock. We, the agents or our respective affiliates may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes. These transactions could adversely affect the value of the Underlying Stock in a manner that could be adverse to your investment in the notes. On or before the applicable pricing date, any purchases or sales by us, the agents and our respective affiliates, or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the notes), may increase the value of the Underlying Stock. Consequently, the value of the Underlying Stock may decrease subsequent to the pricing date of an issue of the notes, which may adversely affect the market value of the notes.

We, the agents or one or more of our respective affiliates expect to also engage in hedging activities that could increase the value of the Underlying Stock on the applicable pricing date. In addition, these activities, including the unwinding of a hedge, may decrease the market value of your notes prior to maturity, including on the valuation date, and may reduce the Redemption Amount. We, the agents or one or more of our respective affiliates may purchase or otherwise acquire a long or short position in the notes, and may hold or resell the notes. For example, the agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of the Underlying Stock, the market value of your notes prior to maturity or the Redemption Amount.

Our trading, hedging and other business activities, and those of the agents or one or more of our respective affiliates, may create conflicts of interest with you. We, the agents or one or more of our respective affiliates may engage in trading activities related to the Underlying Stock that are not for your account or on your behalf. We, the agents or one or more of our respective affiliates also may issue or underwrite other financial instruments with returns based upon the Underlying Stock. These trading and other business activities may present a conflict of interest between your interest in the notes and the interests we, the agents and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Underlying Stock or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We, the agents and our respective affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes. We, the agents or our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the notes. We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates. Such a party may enter into additional hedging transactions with other parties relating to the notes and the Underlying Stock. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the agents and our respective affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases or whether the Redemption Amount on the notes is more or less than the principal amount of the notes. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents and our respective affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

There may be potential conflicts of interest involving the calculation agent. We may appoint and remove the calculation agent. We or one of our affiliates may be the calculation agent or act as joint calculation agent for the notes and, as such, will determine the Starting Value, the Threshold Value, the Step Level, the Ending Value and the Redemption Amount. Under some circumstances, these duties could result in a conflict of interest between our status as issuer and our responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the calculation agent would be required to make if certain corporate events occur with respect to the Underlying Stock. See the sections entitled “Description of the Notes—Market Disruption Events” and “—Anti-Dilution Adjustments.” The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment under certain circumstances. However, because we or one of our affiliates may serve as the calculation agent, potential conflicts of interest could arise. None of us, the agents or any of our respective affiliates will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of the notes.

In addition, we may appoint BofAS or one of its affiliates to act as the calculation agent or as joint calculation agent for the notes. As the calculation agent or joint calculation agent, BofAS or one of its affiliates will have discretion in making various determinations that affect your notes. The exercise of this discretion by the calculation agent could adversely affect the value of your notes and may present the calculation agent with a conflict of interest of the kind described under “—Trading and hedging activities by us, the agents and our respective affiliates may affect your return on the notes and their market value” and “—Our trading, hedging and other business activities, and those of the agents or one or more of our respective affiliates, may create conflicts of interest with you” above.

The U.S. federal income tax consequences of an investment in the notes are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the notes and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the notes are uncertain, and the IRS or a court might not agree with the treatment of the notes as prepaid forward contracts with associated coupons, as described in the applicable section under “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the notes could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

You should review the discussion under “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

For a more complete discussion of the U.S. federal income tax consequences of an investment in the notes please see “Material U.S. Federal Income Tax Considerations” in this product supplement. For a discussion of the U.S. federal income tax consequences of investing in any specific offering of notes, please review the section of the applicable term sheet titled “Material U.S. Federal Income Taxation Considerations.” You should consult your tax advisor about your own tax situation.

Risks Relating to the Underlying Stock

You must rely on your own evaluation of the merits of an investment linked to the applicable Underlying Stock. In the ordinary course of business, we, the agents and our respective affiliates may have expressed views on expected movements in the Underlying Stock, and may do so in the future. These views or reports may be communicated to our clients and clients of these entities. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to the Underlying Stock may at any time have significantly different views from our views and the views of these entities. For these reasons, you are encouraged to derive information concerning the Underlying Stock from multiple sources, and you should not rely on our views or the views expressed by these entities.

You will have no rights as a security holder, you will have no rights to receive any shares of the Underlying Stock, and you will not be entitled to dividends or other distributions by the Underlying Company. The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the notes will not make you a holder of the Underlying Stock. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to the Underlying Stock. As a result, the return on your notes may not reflect the return you would realize if you actually owned shares of the Underlying Stock and received the dividends paid or other distributions made in connection with them. Your notes will be paid in cash and you have no right to receive shares of the Underlying Stock.

If shares of the Underlying Company are also listed on a foreign exchange, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the U.S. may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your notes, include:

•	Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

•	Political, Economic, and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets, and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable. Additionally, the accounting, auditing and financial reporting standards and requirements applicable to companies in foreign countries may differ from those applicable to U.S. reporting companies.

We, the agents and our respective affiliates do not control the Underlying Company and have not verified any disclosure made by the Underlying Company. We, the agents or our respective affiliates currently, or in the future may, engage in business with the Underlying Company, and we, the agents or our respective affiliates may from time to time own securities of the Underlying Company. However, none of us, the agents or any of our respective affiliates has the ability to control any actions of the Underlying Company or has undertaken any independent review of, or made any due diligence inquiry with respect to, the Underlying Company. Unless otherwise specified therein, any information in the applicable term sheet regarding the Underlying Company is derived from publicly available information. You should make your own investigation into the Underlying Stock and the Underlying Company.

Our business activities and those of the agents relating to the Underlying Company or the notes may create conflicts of interest with you. We, the agents and our respective affiliates, at the time of any offering of the notes or in the future, may engage in business with the Underlying Company, including making loans to, equity investments in, or providing investment banking, asset management, or other services to the Underlying Company, its affiliates, and its competitors.

In connection with these activities, any of these entities may receive information about those companies that we will not divulge to you or other third parties. We, the agents and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies. The agents may also publish research reports relating to our or our affiliates’ securities, including the notes. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes. Any of these activities may adversely affect the price of the Underlying Stock and, consequently, the market value of your notes. None of us, the agents or our respective affiliates makes any representation to any purchasers of the notes regarding any matters whatsoever relating to the Underlying Stock or the Underlying Company. Any prospective purchaser of the notes should undertake an independent investigation into the Underlying Stock and the Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. The selection of the Underlying Stock does not reflect any investment recommendations from us, the agents or our respective affiliates.

The Underlying Company will have no obligations relating to the notes and neither we nor the agents will perform any due diligence procedures with respect to the Underlying Company. The Underlying Company will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our interests or the interests of holders of the notes into consideration for any reason, including when taking any corporate actions that might adversely affect the value of the Underlying Stock or the value of the notes. The Underlying Company will not receive any of the proceeds from any offering of the notes, and will not be responsible for, or participate in, the offering of the notes. No Underlying Company will be responsible for, or participate in, the determination or calculation of any payments on the notes.

None of us, the agents or any of our respective affiliates will conduct any due diligence inquiry with respect to the Underlying Stock in connection with an offering of the notes. None of us, the agents or any of our respective affiliates has made any independent investigation as to the completeness or accuracy of publicly available information regarding the Underlying Stock or the Underlying Company or as to the future performance of the Underlying Stock. Any prospective purchaser of the notes should undertake such independent investigation of the Underlying Stock and the Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The Price Multiplier or other terms of the notes will not be adjusted for all corporate events that could affect the Underlying Company. The Price Multiplier, the Ending Value, the Redemption Amount, and other terms of the notes may be adjusted for the specified corporate events affecting the Underlying Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments.” However, these adjustments do not cover all corporate events that could affect the market price of the Underlying Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the Price Multiplier of the Underlying Stock or other terms of the notes may adversely affect the Closing Market Price of the Underlying Stock, the Ending Value, and the Redemption Amount, and, as a result, the market value of the notes.

Risks Relating to Underlying Stocks that Are ADRs

The value of an ADR may not accurately track the value of the common shares of the related Underlying Company. If the Underlying Stock is an ADR, each ADR will represent shares of the relevant Underlying Company. Generally, ADRs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Underlying Company and the holders of the ADRs. The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. There are important differences between the rights of holders of ADRs and the rights of holders of the underlying common shares. In addition, trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares.

Exchange rate movements may adversely impact the value of any Underlying Stock that is an ADR. If the Underlying Stock is an ADR, the market price of the Underlying Stock will generally track the U.S. dollar value of the market price of its underlying common shares. Therefore, if the value of the related foreign currency in which the underlying common shares are traded decreases relative to the U.S. dollar, the market price of the Underlying Stock may decrease while the market price of its underlying common shares remains stable or increases, or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have an adverse impact on the value of the Underlying Stock and consequently, the value of your notes and the amount payable on the notes.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of any Underlying Stock that is an ADR. Holders of the Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the United States for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs, which may negatively impact the value of such ADRs and, consequently, the value of your notes.

Delisting of any Underlying Stock that is an ADR may adversely affect the value of the notes. If any Underlying Stock that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, the Underlying Stock will be deemed to be the Underlying Company’s common equity securities rather than the ADRs, and the calculation agent will determine the price of the Underlying Stock by reference to those common shares, as described below under “Description of the Notes—Delisting of ADRs or Termination of ADR Facility.” Replacing the original ADRs with the underlying common shares may adversely affect the value of the notes and the Redemption Amount.

Other Risk Factors Relating to the Underlying Stock

The applicable term sheet may set forth additional risk factors as to the Underlying Stock that you should review prior to purchasing the notes.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from each sale of the notes for the purposes described in the prospectus supplement under “Use of Proceeds and Hedging.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Global Medium-Term Notes, Series A” that will be issued under the senior debt securities indenture, as amended or supplemented from time to time. The senior debt securities indenture is described more fully in the prospectus and prospectus supplement. The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of Medium-Term Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with the applicable term sheet.

The maturity date of the notes and the aggregate principal amount of each issue of notes will be stated in the applicable term sheet. If the scheduled maturity date is not a business day, we will make the required payment on the next business day, but no additional interest will accrue as a result of such delay.

The notes do not guarantee the return of principal at maturity. The notes will be payable only in U.S. dollars.

Prior to the maturity date, the notes are not redeemable by us, except under the limited circumstances as set forth in the section “Description of the Notes—Anti-Dilution Adjustments—Reorganization Events,” or repayable at the option of any holder. The notes are not subject to any sinking fund.

We will issue the notes in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The CUSIP number for each issue of the notes will be set forth in the applicable term sheet. You may transfer the notes only in whole units.

Interest

The notes will bear periodic interest payments at the fixed rate specified in the applicable term sheet. Unless otherwise set forth in the applicable term sheet, the interest will be paid quarterly in cash in arrears on each interest payment date specified in the applicable term sheet. Interest payable on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Each interest payment will include interest accrued from, and including, the issue date or the most recent interest payment date to, but excluding, the next interest payment date. Unless otherwise specified in the applicable term sheet, for so long as the notes are held in book-entry only form, we will pay interest to the persons in whose names the notes are registered at the close of business one business day prior to each interest payment date. If an interest payment date falls on a day that is not a business day, that interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of the delayed payment.

Unless otherwise set forth in the applicable term sheet, a “business day” means any day that is a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to be closed.

Notwithstanding the foregoing, the final payment of interest and the Redemption Amount will be paid to the person in whose names the notes are registered on the maturity date.

Payment at Maturity

At maturity, subject to our credit risk as issuer of the notes, in addition to the final interest payment on the notes, you will receive a Redemption Amount, denominated in U.S. dollars. Unless otherwise specified in the applicable term sheet, the “Redemption Amount” will be calculated as follows:

•	If the Ending Value is greater than or equal to the Step Level, then the Redemption Amount will equal:

•	If the Ending Value is less than the Step Level but is greater than or equal to the Threshold Value, then the Redemption Amount will equal the principal amount.

•	If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

The Redemption Amount will not be less than zero.

The “Step Level” will be a price of the Underlying Stock that reflects a specified percentage above the Starting Value. The Step Level will be determined on the pricing date and set forth in the applicable term sheet.

The “Step Payment” will be a dollar amount representing a fixed percentage of the principal amount and set forth in the applicable term sheet.

The “Threshold Value” will be a price of the Underlying Stock that equals a specified percentage of the Starting Value, which will be less than or equal to 100%. The Threshold Value will be determined on the pricing date and set forth in the applicable term sheet. If the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for the notes will be less than the principal amount if there is any decrease in the value of the Underlying Stock from the Starting Value to the Ending Value, and you may lose all of your investment in the notes.

Each term sheet will provide examples of payments on the notes based on a range of hypothetical Ending Values.

The applicable term sheet will set forth information as to the Underlying Stock, including information as to the historical prices of the Underlying Stock. However, historical prices of the Underlying Stock are not indicative of its future performance or the performance of your notes.

An investment in the notes does not entitle you to any ownership interest, including any voting rights, in the Underlying Stock, nor dividends paid or other distributions made, by the Underlying Company.

The Starting Value and the Ending Value

Starting Value

Unless otherwise specified in the applicable term sheet, the “Starting Value” will be the price of the Underlying Stock on the pricing date, determined as set forth in the applicable term sheet..

Ending Value

Unless otherwise specified in the applicable term sheet, the “Ending Value” will equal the Closing Market Price of the Underlying Stock on the valuation date multiplied by the Price Multiplier on that day.

The “valuation date” means a trading day shortly before the maturity date. The valuation date will be set forth in the applicable term sheet.

A “trading day” means a day on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the New York Stock Exchange (the “NYSE”), the Nasdaq Stock Market, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

The “Closing Market Price” for one share of the Underlying Stock (or one unit of any other security for which a Closing Market Price must be determined) on any trading day means any of the following:

•	if the Underlying Stock (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act on which the Underlying Stock (or such other security) is listed or admitted to trading;

•	if the Underlying Stock (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on that day;

•	if the Underlying Stock (or such other security) is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and the Underlying Stock (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Underlying Stock (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

•	if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Underlying Stock (or such other security) obtained from as many dealers in that security (which may include us, BofAS and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

If the scheduled valuation date is not a trading day or there is a Market Disruption Event on the scheduled valuation day with respect to the Underlying Stock, the valuation date will be the immediately succeeding trading day during which no Market Disruption Event occurs or is continuing; provided that the Closing Market Price of the Underlying Stock will be determined (or, if not determinable, estimated) by the calculation agent in a commercially reasonable manner on a date no later than the second scheduled trading day prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that day.

The initial “Price Multiplier” for the Underlying Stock will be one, unless otherwise set forth in the applicable term sheet. The Price Multiplier will be subject to adjustment for certain corporate events relating to the Underlying Stock described below under “—Anti-Dilution Adjustments.”

Market Disruption Events

As to the Underlying Stock (or any “successor Underlying Stock”, which is the common equity securities or the ADRs of a Successor Entity (as defined below)), a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Underlying Stock (or the successor Underlying Stock) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

(B)	the suspension of or material limitation of trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Underlying Stock (or successor Underlying Stock) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of the Underlying Stock (or successor Underlying Stock).

For the purpose of determining whether a Market Disruption Event has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares of the Underlying Stock (or successor Underlying Stock) or the relevant futures or options contracts relating to such shares will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the shares of the Underlying Stock (or successor Underlying Stock), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Stock;

(4)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Anti-Dilution Adjustments

As to the Underlying Stock (or successor Underlying Stock), the calculation agent, in its sole discretion, may adjust the Price Multiplier (and as a result, the Ending Value), and any other terms of the notes (such as the Starting Value), if an event described below occurs after the pricing date and on or before the valuation date and if the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Underlying Stock (or successor Underlying Stock).

The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require a change of the Price Multiplier. The required adjustments specified below do not cover all events that could affect the Underlying Stock.

No adjustments to the Price Multiplier or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the notes to reflect changes to the Underlying Stock if the calculation agent determines that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of common equity securities by the Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Company.

Following certain corporate events relating to the Underlying Stock, where the Underlying Company is not the surviving entity, any payment you receive on ARNs may be based on the equity securities of a successor to the Underlying Company or any cash or any other assets distributed to holders of the Underlying Stock in such corporate event.

Following an event that results in an adjustment to the Price Multiplier or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments to Underlying Stocks that Are Common Equity

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier (and as a result, the Ending Value), and any other terms of the notes (such as the Starting Value), as a result of certain events related to the Underlying Stock, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If the Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	the number of shares that a holder of one share of the Underlying Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If the Underlying Stock is subject to (i) a stock dividend (i.e., an issuance of additional shares of Underlying Stock) that is given ratably to all holders of the Underlying Stock or (ii) a distribution of additional shares of the Underlying Stock as a result of the triggering of any provision of the organizational documents of the Underlying Company, then, once the dividend has become effective and the Underlying Stock is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the stock dividend with respect to one share of the Underlying Stock;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the Underlying Stock other than Extraordinary Dividends, as described below, and distributions described under the section entitled “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the Underlying Stock, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	a fraction, the numerator of which is the Closing Market Price per share of the Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of the Underlying Stock on that preceding trading day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•	in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Underlying Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the Underlying Stock described in the section “—Issuance of Transferable Rights or Warrants” or clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Issuance of Transferable Rights or Warrants. If the Underlying Company issues transferable rights or warrants to all holders of record of the Underlying Stock to subscribe for or purchase the Underlying Stock, including new or existing rights to purchase the Underlying Stock under a shareholder rights plan or arrangement, then the Price Multiplier will be adjusted on the trading day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of shares of the Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of the Underlying Stock.

The number of shares that can be purchased will be based on the Closing Market Price of the Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right. If the warrants or rights are not traded on a registered national securities exchange, the cash value will be determined by the calculation agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

Reorganization Events

If after the pricing date and on or prior to the valuation date, as to the Underlying Stock:

(a)	there occurs any reclassification or change of the Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;
(b)	the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;
(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than under clause (b) above;
(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;
(e)	the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of an affiliate of the Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;
(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;
(g)	there occurs any reclassification or change of the Underlying Stock that results in a transfer or an irrevocable commitment to transfer all such outstanding shares of the Underlying Stock to another entity or person;
(h)	the Underlying Company or any Successor Entity is the surviving entity of a merger, combination, or consolidation, that results in the outstanding Underlying Stock (other than Underlying Stock owned or controlled by the other party to such transaction) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Stock immediately following such event; or
(i)	the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act (an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the date of the occurrence of a Reorganization Event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or to the method of determining the Redemption Amount or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Underlying Stock or to the notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on that options exchange and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes and as though the valuation date were the fifth trading day prior to the date of acceleration.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, as contemplated by clause (i) above, and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, then the calculation agent may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes, and as though the valuation date were the fifth trading day prior to the date of acceleration. If the calculation agent determines that sufficiently similar information is available to you, the Reorganization Event will be deemed to have not occurred.

If the notes are accelerated as described in the two preceding paragraphs, you will also receive interest accrued on the notes until the date of acceleration. However, upon any such acceleration, you will not be entitled to any interest that would have accrued after the date of acceleration.

Alternative Anti-Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Price Multiplier or to the other terms of the notes, including the method of determining the Redemption Amount, described in this section, but may instead make adjustments, in its discretion, to the Price Multiplier or any other terms of the notes (such as the Starting Value) that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on the Underlying Stock or any successor common stock. For example, if the Underlying Stock is subject to a two-for-one stock split, and the Options Clearing Corporation adjusts the strike prices of the options contract on the Underlying Stock by dividing the strike price by two, then the calculation agent may also elect to divide the Starting Value by two. In this case, the Price Multiplier will remain one. This adjustment would have the same economic effect on holders of the notes as if the Price Multiplier had been adjusted.

Anti-Dilution Adjustments to Underlying Stocks that Are ADRs

For purposes of the anti-dilution adjustments set forth above, if the Underlying Stock is an ADR (an “Underlying ADR”), the calculation agent will consider the effect of any of the relevant events on the Underlying ADR, and adjustments will be made as if the Underlying ADR was the Underlying Stock described above. For example, if the stock represented by the Underlying ADR is subject to a two-for-one stock split, and assuming an initial Price Multiplier of 1, the Price Multiplier for the Underlying ADR would be adjusted so that it equals two. Unless otherwise specified in the applicable term sheet, with respect to notes linked to an Underlying ADR (or an Underlying Stock issued by a non-U.S. Underlying Company), the term “dividend” means the dividends paid to holders of the Underlying ADR (or the Underlying Stock issued by the non-U.S. Underlying Company), and such dividends may reflect the netting of any applicable foreign withholding or similar taxes that may be due on dividends paid to a U.S. person.

The calculation agent may determine not to make an adjustment if:

(A)	holders of the Underlying ADR are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth above if the notes had been linked directly to the common shares of the Underlying Company represented by the Underlying ADR; or

(B)	to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADRs has adjusted the number of common shares of the Underlying Company represented by each share of the Underlying ADR, so that the market price of the Underlying ADR would not be affected by the corporate event.

If the Underlying Company or the depositary for the ADRs, in the absence of any of the events described above, elects to adjust the number of common shares of the Underlying Company represented by each share of the Underlying ADR, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the calculation agent may adjust the Price Multiplier or other terms of the notes as the calculation agent determines commercially reasonable to account for that event.

Delisting of ADRs or Termination of ADR Facility

If the Underlying ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, then, on and after the date that the Underlying ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the Underlying Stock will be deemed to be the Underlying Company’s common equity securities rather than the Underlying ADR. The calculation agent will determine the price of the Underlying Stock by reference to those common shares. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, the Closing Market Price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

Underlying Stock

Any information regarding the Underlying Stock or the Underlying Company will be derived from publicly available documents. The Underlying Stock will be registered under the Exchange Act. Information provided to or filed with the SEC by the Underlying Company can be located at the SEC’s facilities or through the SEC’s website, www.sec.gov. None of us, the agents or any of our respective affiliates will have independently verified the accuracy or completeness of any of the information or reports of the Underlying Company.

The selection of the Underlying Stock is not a recommendation to buy or sell the Underlying Stock. None of us, the agents or any of our respective subsidiaries or affiliates makes any representation to any purchaser of the notes as to the performance of the Underlying Stock.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the Starting Value, the Threshold Value, the Step Level, the Ending Value, the Price Multiplier, the Closing Market Price, the Redemption Amount, any Market Disruption Events, any anti-dilution adjustments, a successor Underlying Stock, business days, and trading days and the valuation date. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We or one of our affiliates may act as the calculation agent, or we may appoint BofAS or one of its affiliates as the calculation agent for each issue of the notes. Alternatively, we (or one of our affiliates) and BofAS (or one of its affiliates) may act as joint calculation agents for the notes. When we refer to a “calculation agent” in this product supplement or in any term sheet, we are referring to the applicable calculation agent or joint calculation agents, as the case may be. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will pay the amounts payable on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Events of default are defined in the senior debt securities indenture. Notwithstanding anything to the contrary in the accompanying prospectus supplement, if such an event occurs and is continuing, unless otherwise stated in the applicable term sheet, the amount payable to a holder of the notes upon any acceleration permitted under the senior debt securities indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” determined as if the date of acceleration were the maturity date of the notes and as if the valuation date were the fifth trading day prior to the date of acceleration.

If a voluntary or involuntary liquidation, bankruptcy, insolvency, or any analogous proceeding is filed with respect to the issuer, then depending on the applicable bankruptcy law, your claim may be limited to an amount that could be less than the amount payable upon default and acceleration as described above. In case of a default in payment of the notes, whether at their maturity or upon acceleration, and whether in an insolvency proceeding or otherwise, the notes will not accrue any default or other interest rate.

In addition, as described elsewhere in this document as well as in the accompanying prospectus and prospectus supplement and in the applicable term sheet, under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the U.K. resolution authority is satisfied that the resolution conditions are met. Accordingly, and notwithstanding anything to the contrary above, any payment on the notes (including, without limitation, any payment following an acceleration permitted under the senior debt securities indenture) will be subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

Listing

Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

BofAS and one or more of its affiliates may act as our agents for any offering of the notes. The agents may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. Each agent will be a party to a distribution agreement described in the “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

Each agent will receive an underwriting discount that is a percentage of the aggregate principal amount of the notes sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable agent in order to purchase the notes.

None of the agents is acting as your fiduciary or adviser solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the applicable term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisers.

BofAS and its affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable term sheet, in market-making transactions for any notes after their initial sale solely for the purpose of providing investors with the description of the terms of the notes that were made available to investors in connection with the initial distribution of the notes. Secondary market investors should not, and will not be authorized to, rely on these documents for information regarding Barclays Bank PLC or for any purpose other than that described in the immediately preceding sentence.

Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. This product supplement and the accompanying prospectus supplement and prospectus are not an offer to sell the notes to anyone, and are not soliciting an offer to buy these notes from anyone, in any jurisdiction where the offer or sale is not permitted.